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                                                                    Exhibit 23.1

                      Consent of Hacker, Johnson & Smith PA

Florida Choice Bankshares, Inc.
Mt. Dora, Florida

      We hereby consent to the inclusion of our report dated February 15, 2005, relating to the consolidated financial statements of Florida Choice Bankshares, Inc. and Subsidiary (the "Company") as of and for the year ended December 31, 2004, in the Company's 2004 annual report on Form 10-KSB.

/s/ Hacker, Johnson & Smith PA
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Hacker, Johnson & Smith PA
Orlando, Florida
March 22, 2005